Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-85829) pertaining to the Amended and Restated 1999 Employee Stock Purchase Plan and the Amended and Restated 1997 Stock Incentive Plan of SilverStream Software, Inc. of our report dated February 1, 2000, with respect to the financial statements of SilverStream Software, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

Our audits also included the financial statement schedule of SilverStream Software, Inc. listed in Item 14 (a). This schedule is the responsibility of SilverStream Software, Inc.'s management. Our responsibility is to express an opinion based upon our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 22, 2000


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